Exhibit 10-51
TeleCommunication Systems
Deferred Compensation Plan
(Plan Document)
ARTICLE I
PURPOSE AND EFFECTIVE DATE
The purpose of the TeleCommunication Systems Deferred Compensation Plan (“Plan”) is to aid TeleCommunication Systems and its subsidiaries in retaining and attracting executive employees by providing them with tax deferred savings opportunities. This voluntary nonqualified Plan provides a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (ERISA) of TeleCommunication Systems with the opportunity to elect to defer receipt of specified portions of compensation, and to have these deferred amounts treated as if invested in specified hypothetical investment benchmarks. The Plan is intended to conform to the requirements of Code §409A. The Plan shall be effective December 1, 2008, and deferral elections made hereunder shall be effective on or after December 1, 2008.
ARTICLE II
DEFINITIONS
For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:
     Section 2.01 Account. “Account” or “Accounts” means the fair market value of Deferred Amounts and Earnings and thereon as established under the terms of the Plan and reflected in the bookkeeping accounts maintained by the Company from time to time. As used in context, “Account” may refer to the Participant’s entire interest under the Plan or, if used in the context of a specific plan year (e.g. “2010 Account” or “Plan Year Account”) may refer to the portion of the Participant’s interest under the Plan that reflect the Deferred Amount and Earnings thereon only for a Plan Year, or, if used in the context of a specific type of Deferred Amounts (e.g., “Plan Year Base Salary Account” or “Plan Year Discretionary Contribution Account”) those types of Deferred Amounts and Earnings thereon.
     Section 2.02 Administrative Committee. “Administrative Committee” means the committee appointed by the TeleCommunication Systems Deferred Compensation Plan Committee of the Board.
     Section 2.03 Base Salary. “Base Salary” means Eligible Compensation equal to the base rate of cash compensation paid by the Company to or for the benefit of a Participant for services rendered or labor performed while a Participant, including such amounts that would be payable to a Participant but for contributions made on the Participant’s behalf to any qualified plan maintained by the Company or to any cafeteria plan under Section 125 of the Internal Revenue Code maintained by the Company.
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     Section 2.04 Base Salary Deferral. “Base Salary Deferral” means the amount of a Participant’s Base Salary that the Participant elects to defer and that is credited to his or her Account pursuant to Section 4.02.
     Section 2.05 Beneficiary. “Beneficiary” means the person, persons or entity designated by the Participant to receive any benefits payable under the Plan pursuant to Article VIII.
     Section 2.06 Board. “Board” means the Board of Directors of TeleCommunication Systems.
     Section 2.07 Bonus Compensation. Bonus Compensation is defined under in Section 2.23 as Incentive Compensation.
     Section 2.08 Change of Control. For purposes of this Plan, a “Change of Control” shall be defined as any change of control within the meaning of Code section 409A(a)(2)(A)(v).
     Section 2.09 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended, including regulations and guidance of general applicability issued thereunder.
     Section 2.10 Commissions “Commissions means compensation earned by a Participant in the form of commissions in connection with the sale of the Company’s products and services.
     Section 2.11 Company. “Company” means TeleCommunication Systems, Inc., its successors, any subsidiary or affiliated organizations authorized by the Board or the Plan Committee to participate in the Plan and any organization into which or with which TeleCommunication Systems merges or that assumes the liabilities of the Company.
     Section 2.12 Deferral Agreement. “Deferral Agreement” means an agreement filed by a Participant in accordance with Article IV.
     Section 2.13 Deferral Period. “Deferral Period” means the period of time after which payment of an Account is to be made or begin to be made as specified in Article IV. In the case of a Form of Payment that is substantially equal annual installments, the Deferral Period for each installment shall mean the period closing on the date that such installment payment is due under the terms of the Plan.
     Section 2.14 Deferred Amount. “Deferred Amount” means the amount of Eligible Compensation to which the Deferral Agreement relates that is to be deferred under the Plan, expressed as either a dollar amount or a percentage of the Base Salary, Incentive Compensation and/or Commissions for such Plan Year or performance period.
     Section 2.15 Designee. “Designee” shall mean the Company’s senior human resources officers or other individuals to whom the Plan Committee has delegated the authority to take action under the Plan. Wherever Plan Committee is referenced in the plan, it shall be deemed to also refer to Designee.
     Section 2.16 Disability. “Disability” means any injury, illness or condition that constitutes a disability within the meaning of Code section 409A(a)(2)(C).
     Section 2.17 Discretionary Contribution. “Discretionary Contribution,” if any, means the amount of any discretionary employer contribution, including any matching contribution that the Company agrees to make to the Plan from time to time.
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     Section 2.18 Earnings. “Earnings” shall mean shall mean the returns credited to a Participant’s Account on the basis of investment benchmarks specified by the Committee from time to time.
     Section 2.19 Eligible Compensation. “Eligible Compensation” means any Base Salary, Incentive Compensation and Commissions that are earned for services performed during a Plan Year. Eligible Compensation does not include expense reimbursements, any form of noncash compensation or transfer of property, or compensation paid under a stock-based plan.
     Section 2.20 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     Section 2.21 Form of Payment. “Form of Payment” means either a single sum distribution or substantially equal annual installments over a period of at least two (2) but not more than ten (10) years as specified under Article IV. If the Form of Payment is substantially equal annual installments, each installment shall constitute a separate payment for purposes of Code section 409A.
     Section 2.22 Hardship Withdrawal. “Hardship Withdrawal” means a payment on account of an unforeseeable emergency, as defined in Code section 409A(a)(2)(B)(ii), pursuant to Section 6.06.
     Section 2.22 Hypothetical Investment Benchmark. “Hypothetical Investment Benchmark” shall mean the phantom investment benchmarks which are used to measure the return credited to a Participant’s Deferral Account.
     Section 2.23 Incentive Compensation. “Incentive Compensation” means Eligible Compensation awarded to a Participant for a Plan Year under any incentive plan maintained by the Company.
     Section 2.24 Incentive Compensation Deferral. “Incentive Compensation Deferral” means the amount of a Participant’s Incentive Compensation that the Participant elects to defer and that is credited to his Account.
     Section 2.25 Modification Agreement. “Modification Agreement” means the form filed by a Participant to change the Deferral Period or the Form of Payment with respect to an Account under rules established by the Plan Committee from time to time and pursuant to Section 4.03(b).
     Section 2.26 Participant. “Participant” means any individual who is eligible to participate in this Plan and who elects to participate by filing a Participation Agreement as provided in Article IV.
     Section 2.27 Plan Committee. “Plan Committee” is the “TeleCommunication Systems Deferred Compensation Plan Committee” and means the compensation committee of the Board.
     Section 2.28 Plan Year. “Plan Year” means a twelve-month period beginning January 1 and ending the following December 31.
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     Section 2.29 TeleCommunication Systems Deferred Compensation Plan Committee. “TeleCommunication Systems Deferred Compensation Plan Committee” or “Plan Committee” means the compensation committee of the Board.
     Section 2.30 Separation from Service. “Separation from Service” means a reduction in an employee’s services (regardless whether performed as an employee or independent contractor) to a rate that is reasonably anticipated to be a permanent reduction in services to 20 percent or less of the average rate of services performed prior to such reduction. If an employee ceases or reduces services under a bona fide leave of absence, a Separation from Service occurs after the close of the 6-month anniversary of such leave, provided however that the Separation from Service shall be delayed to the extent that the employee has a statutory or contractual right to reemployment. Determination of whether a Separation from Service occurs shall be made in a manner that is consistent with the principles in Reg. 1.409A-1(h). A Separation from Service also shall refer to “Separate from Service” as used herein.
     Section 2.31 Specified Employee. “Specified Employee” means a “specified employee” within the meaning of Code section 409A(2)(B).
     Section 2.32 Valuation Date. “Valuation Date” means the last calendar date when the New York Stock Exchange was open, or such other date as the Administrative Committee in its sole discretion may determine.
ARTICLE III
ADMINISTRATION
     Section 3.01 TeleCommunication Systems Deferred Compensation Plan Committee and Administrative Committee Duties. This Plan shall be administered by the TeleCommunication Systems Deferred Compensation Plan Committee, or Plan Committee. A majority of the members of the Plan Committee shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Plan Committee shall be by a vote of a majority of its members present at any meeting or, without a meeting, by an instrument in writing signed by all its members. Members of the Plan Committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting and waiver of notice of such meeting.
The Plan Committee shall be responsible for the administration of this Plan and shall have all powers necessary to administer this Plan, including discretionary authority to determine eligibility for benefits and to decide claims under the terms of this Plan, except to the extent that any such powers are vested in any other person administering this Plan by the Plan Committee. The Plan Committee may from time to time establish rules for the administration of this Plan, and it shall have the exclusive right to interpret this Plan and to decide any matters arising in connection with the administration and operation of this Plan. All rules, interpretations and decisions of the Plan Committee shall be conclusive and binding on the Company, Participants and Beneficiaries.
The Plan Committee has delegated to the Administrative Committee responsibility for performing certain administrative and ministerial functions under this Plan. The Administrative Committee shall be responsible for determining in the first instance issues related to eligibility, Hypothetical Investment Benchmarks, distribution of Deferred Amounts, determination of account balances, crediting of hypothetical earnings and debiting of hypothetical losses and of distributions, in-service withdrawals, deferral elections and any other duties concerning the day-to-day operation of this Plan. The Plan Committee shall have discretion to delegate to the Administrative
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Committee such additional duties as it may determine. The Administrative Committee may designate one of its members as a chairperson and may retain and supervise outside providers, third party administrators, record keepers and professionals (including in-house professionals) to perform any or all of the duties delegated to it hereunder.
Neither the Plan Committee nor a member of the Board nor any member of the Administrative Committee shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for anything done or omitted to be done in connection with this Plan. The Plan Committee and the Administrative Committee shall keep records of all of their respective proceedings and the Administrative Committee shall keep records of all payments made to Participants or Beneficiaries and payments made for expenses or otherwise.
The Company shall, to the fullest extent permitted by law, indemnify each director, officer or employee of the Company (including the heirs, executors, administrators and other personal representatives of such person), each member of the Plan Committee and Administrative Committee against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company, the Plan Committee or Administrative Committee.
Any expense incurred by the Company, the Plan Committee or the Administrative Committee relative to the administration of this Plan shall be paid by the Company and/or may be deducted from the Deferral Accounts of the Participants as determined by the Plan Committee.
     Section 3.02 Claim Procedure. If a Participant or Beneficiary makes a written request alleging a right to receive payments under this Plan or alleging a right to receive an adjustment in benefits being paid under this Plan, such actions shall be treated as a claim for benefits. All claims for benefits under this Plan shall be sent to the Administrative Committee. If the Administrative Committee determines that any individual who has claimed a right to receive benefits, or different benefits, under this Plan is not entitled to receive all or any part of the benefits claimed, the Administrative Committee shall inform the claimant in writing of such determination and the reasons therefore in terms calculated to be understood by the claimant. The notice shall be sent within 90 days of the claim unless the Administrative Committee determines that additional time, not exceeding 90 days, is needed and so notifies the Participant. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and shall describe any additional material or information that is necessary. Such notice shall, in addition, inform the claimant of the procedure that the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Administrative Committee a notice that the claimant contests the denial of his or her claim and desires a further review by the Plan Committee. The Plan Committee shall within 60 days thereafter review the claim and authorize the claimant to review pertinent documents and submit issues and comments relating to the claim to the Plan Committee. The Plan Committee will render a final decision on behalf of the Company with specific reasons therefore in writing and will transmit it to the claimant within 60 days of the written request for review, unless the Chairperson of the Plan Committee determines that additional time, not exceeding 60 days, is needed, and so notifies the Participant. If the Committee fails to respond to a claim filed in accordance with the foregoing
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within 60 days or any such extended period, the Company shall be deemed to have denied the claim.
ARTICLE IV
PARTICIPATION AND DEFERRAL AGREEMENTS
     Section 4.01 Participation. Participation in the Plan shall be limited to executives who (i) meet such eligibility criteria as the Plan Committee shall establish from time to time, and (ii) elect to participate in this Plan by filing a Deferral Agreement under the rules established by the Plan and the Administrative Committee.
     Section 4.02 Contents and Timing of Deferral Agreements.
     (a) The Plan Committee shall have the discretion to specify the contents of a Deferral Agreement and to establish special deadlines regarding the filing of the Participation Agreements subject to the terms of the Plan.
     (b) A Deferral Agreement must specify (i) the amount of Eligible Compensation to be deferred under the Plan (the “Deferred Amount”), expressed as either a dollar amount or as a percentage; provided that the maximum Deferred Amount for any Plan Year shall not exceed 90% of Base Salary and 100% of Incentive Compensation and 90% of Commissions; (ii) the Deferral Period; and (iii) the Form of Payment. If no Deferral Period or Form of Payment is otherwise specified, a Deferral Agreement shall be deemed to specify a Deferral Period ceasing on Separation from Service and a Form of Payment that is a single lump sum.
     (c) The Plan Committee may, in its discretion, permit Deferral Agreements to specify a unique Deferral Period and Form of Payment with respect to different Plan Year Accounts.
     (d) Deferral Agreements shall be filed and become irrevocable with respect to Base Salary or Incentive Compensation of Commissions no later than the December 31 preceding the Plan Year during which the services for such Base Salary or Incentive Compensation are first performed. Notwithstanding, the Plan Committee may establish a later deadline for the filing and irrevocability of Deferral Agreements to the extent that the Plan Committee determines that such deadlines conform to the requirements of Code section 409A, including a deadline of no later than 30 days of initial eligibility for an executive who becomes newly eligible to participate in the Plan (such as a new hire to the Company).
     (e) A Participant’s Deferral Agreement shall govern for all subsequent Plan Years unless and until the Participant timely files a new Deferral Agreement.
     Section 4.03 Modification or Revocation of Election by Participant.
     (a) A Participant may not change the amount of Eligible Compensation to be deferred after the date on which such election is irrevocable pursuant to Section 4.02(d).
     (b) A Participant may file a Modification Agreement changing the Deferral Period and Form of Payment for an Account subject to the rules of this Section 4.03(b). A Modification Election shall be valid only to the extent that it is filed at least 12 months prior to the cessation of the existing Deferral Period (determined without regard to a new Deferral Period under the Modification Agreement) and any new Deferral Period or Form of Payment that is specified under the Modification Agreement results in a delay in payment of at least 5 years.
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Notwithstanding, the Plan Committee may limit Modification Agreements under rules that it may provide from time to time, including limitations as to the maximum Deferral Period.
     Section 4.04 Employer Discretionary Contributions.
     (a) The employer may, at any time and in its complete discretion, make Discretionary Contributions or other non-elective employer deferrals on behalf of any eligible employee for any Plan Year.
     (b) Any non-elective employer deferrals made by the employer with respect to an eligible employee shall be maintained in a separate Deferral Account established on the employee’s behalf.
     (c) Except as otherwise prescribed under the Plan, an employee’s Deferral Account pertaining to non-elective employer deferrals for any Plan Years shall become payable at such time, and in such form, as elected by the employee in the Deferral Election Agreement; provided, however, that the specified payment date for such a Deferral Account shall not precede the last day of the Plan Year as of which such Deferral Account has become vested pursuant to Section 5.03 below.
     (d) Non-elective employee deferrals pertaining to any Plan Year shall be invested pursuant to the Hypothetical Investment Benchmarks elected by the Participant in his or her Deferral Election Agreement.
ARTICLE V
DEFERRED COMPENSATION ACCOUNTS
     Section 5.01 Maintenance of Accounts. Accounts shall be established and maintained for the Deferred Amount and Earnings established for each Participant and for each Plan Year and, in the discretion of the Administrative Committee, separate Plan Year Accounts may be established for Deferred Amounts attributable to Base Salary, Incentive Compensation or Commissions, or Discretionary Contributions. Deferred Amounts shall be credited to the Account as of the date that Deferred Amount would otherwise have been paid to the Participant or, in the case of Discretionary Contributions, the date that the Company awards such amount. A Participant’s Account(s) shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan, and shall not constitute or be treated as a trust fund of any kind. The Administrative Committee shall determine the balance of each Deferral Account, as of each Valuation Date, by adjusting the balance of such Deferral Account as of the immediately preceding Valuation Date to reflect changes in the value of the deemed investments thereof, credits and debits and distributions pursuant to Article VI with respect to such Account since the preceding Valuation Date. To the extent that the Company is required to withhold any taxes or other amounts from the Deferred Amount pursuant to any state, Federal or local law, Deferred Amounts shall be reduced for such withholdings only to the extent that there is not sufficient cash compensation payable to the Participant at the time that such withholding must be made and such withholding conforms to Code section 409A.
     Section 5.02 Hypothetical Investment Benchmarks. Each Participant shall be entitled to direct the manner in which his/her Accounts will be deemed to be invested, selecting among the Hypothetical Investment Benchmarks specified by the Plan Committee from time to time, and in accordance with such rules, regulations and procedures as the TeleCommunication Systems Deferred Compensation Plan Committee may establish from time to time. Notwithstanding anything to the contrary herein, earnings and losses based on a Participant’s investment elections
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shall begin to accrue as of the date such Participant’s Deferral Amounts are credited to his/her Accounts.
     Section 5.03 Vesting.
     (a) Except as provided in subsection (b) below, a Participant shall be 100% vested in the balance of each of his or her Deferral Accounts at all times.
     (b) A Participant shall become fully vested in a Deferral Account pertaining to Discretionary Contributions or other non-elective employer contributions made for any Plan Year (a Discretionary Contribution Deferral Account) as of the earliest to occur of the following:
     i) The date set by the employer for a specific Discretionary Contribution;
     ii) The passage of three (3) Plan Years following the Plan Year to which such Discretionary Employer Contributions pertain during each of which the Participant completes at least 1,000 hours of service, with one-third (1/3) following the passage of one (1) year and two-thirds (2/3) following the passage of two (2) years; and
     iii) The date as of which the Participant, while employed by the employer or other affiliated company, dies or becomes disabled according to the definition of Disability.
     (c) Amounts held in a Discretionary Contribution Deferral Account of a Participant who terminates employment prior to becoming vested in such account as prescribed in subsection (b) above shall be forfeited.
ARTICLE VI
BENEFITS AND DISTRIBUTIONS
     Section 6.01 Time and Form of Payment. Payments shall be made to a Participant upon the cessation of the Deferral Period with respect to each Account maintained for the Participant. The amount of such payment shall be based upon the most recent Account Valuation Date and shall be paid pursuant to the Form of Payment that is applicable to such Account. Thus, for example, if the Deferral Period ceases upon Separation from Service and the applicable Form of Payment for an Account is 5-year annual installments, the Deferral Period with respect to the first annual installment due shall cease upon Separation from Service and the Deferral Period with respect to the second annual installment due shall cease on the 1-year anniversary of Separation from Service. Payments shall be made in cash. If the applicable Form of Payment is installments, each annual installment shall be an amount equal to (i) the balance of such Account as of the most recent Valuation Date preceding the payment date times (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including the installment being paid). Payments shall be made as soon as administratively practicable within 90 days of the cessation of the Deferral Period.
     Section 6.02 Separation from Service Distributions. If a Deferral Period for an Account is stated as the period until Separation from Service, the Deferral Period shall cease upon Separation from Service. The Form of Payment shall be the form elected by the Participant.
     Section 6.03 In-Service and Specified Date Distributions. If the Deferral Period applicable to an Account is a stated number of years or a specified date, the Account shall be
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distributed upon the cessation of the Deferral Period pursuant to the Form of Payment elected by the Participant. If the Participant separates from service before the cessation of a Deferral Period that is a stated number of years or a specified date, his or her account balance shall be distributed as soon as administratively feasible following the Separation from Service in a lump sum payment and in accordance with Section 6.04, if applicable.
     Section 6.04 Delay for Specified Employees. Notwithstanding this Article VI, if a Deferral Period ceases upon Separation from Service (other than for death or Disability), payments to a Participant who is a Specified Employee shall not be made until the close of the 6-month anniversary of such Separation from Service. If during such 6-month delay a Participant dies, payments shall be made pursuant to Section 6.05 below.
     Section 6.05 Distributions in the Event of Death or Disability. Notwithstanding the provisions of Section 6.02 and Section 6.03 or the terms of any Deferral Agreement, if a Participant dies or suffers a Disability prior to Separation from Service and prior to receiving full payment of his/her Deferral Account(s), the Company shall pay the remaining balance (determined as of the most recent Valuation Date preceding such event) to the Participant or the Participant’s Beneficiary or Beneficiaries (as the case may be) in a lump sum in cash only.
     Section 6.06 Hardship Withdrawals. Notwithstanding the provisions of Section 6.01 and any Deferral Agreement, a Participant shall be entitled to early payment of all or part of the balance in his or her Account(s) if the Administrative Committee determines in its sole discretion that the standards for a Hardship Withdrawal are satisfied. A Hardship Withdrawal shall be permitted only to the extent reasonably needed to satisfy the unforeseeable emergency that satisfies the standards for a Hardship Withdrawal. An application for an early payment under this Section 6.06 shall be made to the Administrative Committee in such form and in accordance with such procedures as the Administrative Committee shall determine from time to time. The determination of whether and in what amount and form a distribution will be permitted pursuant to this Section 6.06 shall be made by the Administrative Committee. All Deferral Agreements shall cease upon the Administrative Committee’s determination that a Hardship Withdrawal shall be made.
     Section 6.07 Withholding of Taxes. Notwithstanding any other provision of this Plan, the Company shall withhold from payments made hereunder any amounts required to be so withheld by any applicable law or regulation.
ARTICLE VII
BENEFICIARY DESIGNATION
     Section 7.01 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person, persons or entity as his Beneficiary or Beneficiaries. A Beneficiary designation shall be made, and may be amended, by the Participant by filing a written designation with the Administrative Committee, on such form and in accordance with such procedures as the Administrative Committee shall establish from time to time.
     Section 7.02 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant’s Beneficiary shall be deemed to be the Participant’s estate.
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ARTICLE VII
AMENDMENT AND TERMINATION OF PLAN
     Section 8.01 Amendment and Interpretation. The Board or the Plan Committee may at any time amend this Plan in whole or in part, provided, however, that no amendment shall be effective to decrease the balance in any Account as accrued at the time of such amendment, nor shall any amendment otherwise have a retroactive effect. Interpretation of the Plan by the Board or the Committee shall be made in a manner that is consistent with the intent that the Plan conform to the requirements of Code section 409A.
     Section 8.02 Company’s Right to Terminate. The Board or the Plan Committee may at any time terminate the Plan with respect to future Deferral Agreements. The Board or the Plan Committee may also terminate the Plan in its entirety at any time for any reason, including without limitation if, in its judgment, the continuance of the Plan, the tax, accounting, or other effects thereof, or potential payments thereunder would not be in the best interests of the Company; such termination, however, shall be made in a manner that conforms to the requirements of Code section 409A.
ARTICLE IX
MISCELLANEOUS
     Section 9.01 Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201, 301 and 401 of ERISA. All payments pursuant to the Plan shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, the Company may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company’s creditors, to assist it in accumulating funds to pay its obligations under the Plan.
     Section 9.02 Nonassignability. Except as specifically set forth in the Plan with respect to the designation of Beneficiaries, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
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